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        FIRST AMENDMENT TO THE AMENDED AND RESTATED LOAN AGREEMENT


THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "First Amendment") dated as of December 29, 1997, is made and entered into by and between EDUCATIONAL INSIGHTS, INC., a California Corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A. ("Bank").

                                   RECITALS:


A. Borrower and Bank are parties to that certain Loan Agreement dated May 27, 1997, (the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower.

A. Borrower and Bank desire to amend the Agreement subject to the terms and conditions of this First Amendment.



                                     AGREEMENT:

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. DEFINED TERMS. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.   AMENDMENTS TO THE AGREEMENT.

     (a) Section 4.8 shall be deleted in its entirety and a new section 4.8 shall be added as follows:

     4.8 PROFITABILITY Borrower will maintain its pre-tax profit, before provision for income taxes, at not less than four hundred thousand dollars ($400,000) for any fiscal year.

3. EFFECTIVENESS OF THE FIRST AMENDMENT. This First Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

     (a)  The counterpart of this First Amendment, duly executed by Borrower;

     (b)  The Security Agreement and UCC-1, duly executed by Borrower;

     (c) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

4. RATIFICATION. Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

     (a) Each of the representations and warranties contained in the Agreement, as may be amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

     (b) The execution, delivery and performance of the First Amendment and any other instruments or documents in connection herewith are within Borrower's power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw or other organization papers of Borrower or

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          with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected.

     (c) No event has occurred and is continuing or would result from this First Amendment which constitutes or would constitute an Event of Default under the Agreement.


6. GOVERNING LAW. This First Amendment and all other instruments or documents in connection herewith shall be governed by and construed according to the laws of the State of California.

7. COUNTERPARTS. This First Amendment may be executed in two or more counterparts, which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS the due execution hereof as of the date first above written.



EDUCATIONAL INSIGHTS, INC.              UNION BANK OF CALIFORNIA, N.A.



By:  /s/ Stephen E.  Billis             By:  /s/ Ronald L. Watterworth
     ----------------------------            --------------------------

Title:   Controller and Secretary       Title:   Vice Pres.
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By:                                     By:  /s/ Cheryl L. Gage
     ----------------------------            --------------------------

Title:                                  Title:    Vice President
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